            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                         GIVE THE
                                         SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
------------------------------------------------------------
 1.  Individual                          The individual

 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, any
                                         one of the
                                         individuals(1)

 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)

 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)

 6.  Account in the name of guardian or  The ward, minor or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)

 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)

     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE THE EMPLOYER
                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
------------------------------------------------------------

 8.  Sole proprietorship account         The owner(4)

 9.  A valid trust, estate, or pension   Legal entity(5)
     trust

10.  Corporate                           The corporation

11.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization

12.  Partnership                         The partnership

13.  A broker or registered nominee      The broker or
                                         nominee

14.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government school district,
     or prison) that receives
     agricultural program payments

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(1) List all names first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Provide the name of the owner. You may also enter your business or "doing business as" name. You may use either your Social Security Number of Taxpayer Identification Number (if you have one).
(5) List all names first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 - A corporation.

 - A financial institution

 - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

 - The United States or any agency or instrumentality thereof.

 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 - An international organization or any agency, or instrumentality thereof.

 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under Section 584(a) of the Code.

 - An exempt charitable remainder trust, or a non-exempt trust described in
   Section 4947(a)(1) of the Code.

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to payer.

 - Payments of tax-exempt interest (including exempt interest dividends under Section 852)

 - Payments described in Section 6049(b)(5) to non-resident aliens.

 - Payments on tax-free covenant bonds under Section 1451.

 - Payments made by certain foreign organizations. Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A of the Code.

PRIVACY ACT NOTICE -- Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers may be required to withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS -- If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.